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INTERNATIONAL [LOGO] PAPER                              EXHIBIT 99


                                                        2 MANHATTANVILLE ROAD
                                                        PURCHASE, NY 10577
News Release


Media Contacts:                       Analyst Contact:
- ---------------                        ----------------
Carl Gagliardi                       Carol Tutundgy
(914) 397-1666                       (914) 397-1632
Michelle Sawatka
(914) 397-1652


INTERNATIONAL PAPER REPORTS RECORD QUARTERLY SALES AND PROFITS

April 11, 1995



PURCHASE, N.Y. -- International Paper today reported 1995 first-quarter net earnings of $246 million or $1.95 a share, a more than threefold increase over 1994 first-quarter net earnings of $76 million or $.61 a share (before the cumulative effect of an accounting change). The first-quarter performance was also nearly a 60 percent increase over 1994 fourth-quarter earnings of $154 million or $1.23 a share.

    First-quarter 1995 sales were $4.5 billion, a 32 percent increase over first-quarter 1994 sales of $3.4 billion and a 10 percent increase over fourth-quarter 1994 sales of $4.1 billion. Both the sales and earnings totals were a record for any quarter (earnings per share were slightly higher in the first two quarters of 1989).

    "These earnings confirm that we're experiencing a dramatic upturn in our industry, and International Paper is in an excellent position to take full advantage of it," said John A. Georges,


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chairman and chief executive officer. "I believe we're in the beginning stages of what should be a sustained period of favorable markets worldwide. If you look at how the economies around the world are growing, then add up the limited capacity that's coming on line, you come out with a very optimistic view of the supply-and-demand balance this industry should experience for several years to come."



    The sharpest quarter-to-quarter increase in earnings was in printing papers, where profits from U.S. and European operations more than doubled. All paper grades are in tight supply, and prices for most grades have recovered and are increasing.

    Packaging earnings were up about 30 percent from the previous quarter, with the strongest performance turned in by industrial packaging. Higher prices and strong demand more than compensated for the effects of increased raw material costs.

    Taken together, earnings in the forest products, specialty products and distribution segments were up about 15 percent over the fourth quarter with significant improvements in forest products and ResourceNet International's earnings -- partially offset by the specialty products businesses, several of which were affected by lower housing starts.


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    "Extensive rains in the southern part of the United States have made logging conditions more difficult and that has put a premium on wood that can be har-vested in wet weather," Georges said. "Prices for pulpwood and saw timber are at record high levels. As the weather dries out, prices will retract.

    "Overall, we expect continued earnings momentum into the next quarter, as further price increases are implemented and wood fiber costs return to more normal levels.

    "Looking further ahead, we expect real sales growth for the entire company to average 6 to 8 percent annually, based on 1995 dollars," Georges said. "This growth is a result of additional capacity coming on stream this year and next, and excludes acquisitions."

    International Paper, headquartered in Purchase, N.Y., is a worldwide producer of printing papers, packaging and forest products. The company also operates specialty businesses and a broadly-based paper distribution network. International Paper has manufacturing operations in 28 countries and exports its products to more than 130 nations.


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                          International Paper Company
                       Summary of Consolidated Earnings
                           Preliminary and Unaudited
             (In millions except for net sales and per share data)


                                               Three Months Ended March 31,
                                               ----------------------------
                                                   1995            1994
                                                  ------          ------

Net Sales (in Billions)                           $  4.5          $  3.4

Earnings Before Interest, Income Taxes and
  Cumulative Effect of Accounting Change             495             195

  Interest Expense, net                              104              77
                                                  ------          ------

Earnings Before Income Taxes and Cumulative
  Effect of Accounting Change                        391             118

  Provision for income taxes                         145              42
                                                  ------          ------

Earnings Before Cumulative Effect of
  Accounting Change                                  246              76 (b)

  Cumulative effect of change in accounting for
    start up costs                                                   (75)(a)
                                                  ------          ------

Net Earnings                                      $  246          $    1
                                                  ------          ------
                                                  ------          ------

Earnings Per Common Share

  Earnings Before Cumulative Effect of
    Accounting Change                             $ 1.95          $ 0.61 (b)

  Cumulative effect of change in accounting for
    start up costs                                                 (0.60)(a)
                                                  ------          ------

Earnings Per Common Share                         $ 1.95          $ 0.01
                                                  ------          ------
                                                  ------          ------

Average Shares Outstanding                         126.4           124.2
                                                  ------          ------
                                                  ------          ------



(a) Effective January 1, 1994 a pre-tax charge of $125 million ($75 million after taxes or $0.60 per share) was recorded as the cumulative effect of the change in accounting for start up costs. The change in accounting for start up costs also resulted in additional operating earnings for the full year 1994 of $17 million ($10 million after taxes or $0.08 per share) for a net after-tax impact of $65 million or $0.52 per share. Quarterly earnings were restated to reflect the cumulative effect charge and the additional current-year earnings.

(b) $72 million or $0.58 per share before $7 million ($4 million after taxes or $0.03 per share) of additional earnings for the current-year effect of the change in accounting for start up costs.


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                          International Paper Company
                           Sales by Business Segment
                           Preliminary and Unaudited
                                 (in Millions)


                                               Three Months Ended March 31,
                                               ----------------------------
                                                 1995                1994
                                               ---------          ---------

Printing Papers                                $   1,510          $     955

Packaging                                            955                755

Distribution                                       1,195                800

Specialty Products                                   715                625

Forest Products                                      385                425

Less: Intersegment Sales                            (268)              (146)
                                               ---------          ---------
                                               $   4,492          $   3,414
                                               ---------          ---------
                                               ---------          ---------